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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: November 19, 1998


                         Commission File Number: 0-20710


                                PEOPLESOFT, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 Commission File Number: 0-20710                68-0137069
(State or other jurisdiction of                                       (I.R.S. Employer Identification No.)
 incorporation or organization)

  4460 Hacienda Drive, Pleasanton, CA                                   94588
(Address of principal executive officers)                             (Zip Code)

               Registrant's telephone number, including area code:
                                 (925) 694-3000

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Item 5: Other Events

PeopleSoft announced on November 19, 1998 that the Compensation Committee of its Board of Directors, comprised of independent outside directors, approved the repricing of all outstanding common stock options with an exercise price above $22.00 held by the Company's employees other than the Chief Executive Officer.

The Committee's decision reflects a continuing commitment by PeopleSoft to retain employees whose options have exercise prices above the current market price of the stock. The new exercise price will be determined based on the closing market price of the Company's common stock on December 14, 1998. Employees who accept the Company's repricing offer will be subject to a six month extension to the vesting term for that option and a six month black out period during which repriced options may not be exercised. All other terms of the existing option will remain unchanged. There are approximately 13 million options eligible for repricing which represent approximately 6% of the Company's issued and outstanding common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 16, 1998

                                       PEOPLESOFT, INC.

                                       By: /s/ ALFRED J. CASTINO
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                                       Alfred J. Castino
                                       Senior Vice President of Finance and
                                       Administration, Chief Accounting
                                       Officer and Corporate Controller
                                       (Principal Accounting Officer)

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